EXHIBIT 23.2




INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Providence and Worcester Railroad Company on Form S-8 of our report dated January 30, 1998, appearing in the Prospectus dated October 6, 1998 filed with the Commission pursuant to Rule 424(b)(4) (Registration No. 333-62229).

/s/ Deloitte & Touche LLP

Worcester, Massachusetts
October 19, 1998